Exhibit 99.1
ThredUp Announces Third Quarter 2024 Results
•Third quarter Total revenue of $73.0 million, a decrease of 11% year-over-year.
◦U.S. Total revenue of $61.5 million, a decrease of 10% year-over-year.
•Third quarter Gross margin of 71.2% and a decrease in Gross profit of 8% year-over-year.
◦U.S. Gross margin of 79.3% and a decrease in U.S. Gross profit of 9% year-over-year.
•Active Buyers of 1.632 million and Orders of 1.553 million in Q3 2024, representing decreases of 7% and 14%, respectively, year-over-year.
◦U.S. Active Buyers of 1.248 million and Orders of 1.172 million in Q3 2024, representing a decrease of 7% and a decrease of 10%, respectively, year-over-year.
•ThredUp has signed a non-binding term sheet for a management buyout of its European business.
•Raising Q4 and FY 2024 guidance for the U.S. business.
Oakland, CA — November 4, 2024 — ThredUp Inc. (Nasdaq: TDUP, LTSE: TDUP), one of the largest online resale platforms for apparel, shoes, and accessories, announced today its financial results for the third quarter ended September 30, 2024 and updated full year 2024 financial outlook.
“Though we know there is still work ahead, we have made clear progress in course-correcting in the U.S. since last quarter,” said ThredUp CEO and co-founder James Reinhart. “With momentum in our marketplace, we are pleased to be raising our U.S. Q4 and 2024 revenue outlook and are excited for the opportunities in front of us."
Third Quarter 2024 Financial Highlights1
•Revenue: Total revenue of $73.0 million, a decrease of 11% year-over-year.
◦U.S. Total revenue of $61.5 million, a decrease of 10% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $52.0 million, a decrease of 8% year-over-year. Gross margin was 71.2% as compared to 69.0% for the third quarter 2023.
◦U.S. Gross profit of $48.8 million, a decrease of 9% year-over-year. U.S. Gross margin was 79.3% as compared to 78.5% for the third quarter 2023.
1 U.S. Total revenue, U.S. Gross profit, U.S. Gross margin, Adjusted EBITDA loss, Adjusted EBITDA loss margin, U.S. Adjusted EBITDA and U.S. Adjusted EBITDA margin are non-GAAP measures. See “Reconciliation of GAAP to Non-GAAP Financial Measures” in this earnings release and "Reconciliation of U.S. Financial Information to Condensed Consolidated Statement of Operations" in the Supplemental Financial Information for a detailed reconciliation of these non-GAAP measures to the most directly comparable GAAP measures and “Non-GAAP Financial Measures” for a discussion of why we believe these non-GAAP measures are useful.

•Net Loss: Net loss was $24.8 million, or a negative 33.9% of Total revenue, for the third quarter 2024, compared to a net loss of $18.1 million, or a negative 22.0% of Total revenue, for the third quarter 2023. Net loss for the third quarter of 2024 included an impairment of long-lived assets related to our European operations of $9.8 million.
◦U.S. Net loss was $9.9 million, or a negative 16.0% of revenue, for the third quarter 2024, compared to a U.S. Net loss of $12.5 million, or a negative 18.3% of U.S. Total revenue, for the third quarter 2023.
•Adjusted EBITDA Loss and Adjusted EBITDA Loss Margin: Adjusted EBITDA loss was $2.5 million, or a negative 3.4% of Total revenue, for the third quarter 2024, compared to an Adjusted EBITDA loss of $3.6 million, or a negative 4.4% of Total revenue, for the third quarter 2023.
◦U.S. Adjusted EBITDA was $0.7 million, or a 1.1% of U.S. Total revenue, for the third quarter 2024, compared to U.S. Adjusted EBITDA of $0.1 million, or a 0.2% of U.S. Total revenue, for the third quarter 2023.
•Active Buyers and Orders: Active Buyers of 1.632 million and Orders of 1.553 million, representing decreases of 7% and 14%, respectively, over the third quarter 2023.
◦U.S. Active Buyers of 1.248 million and Orders of 1.172 million, representing decreases of 7% and 10%, respectively, over the third quarter 2023.
Recent Business Highlights
•Europe Divestiture: On October 31, 2024, ThredUp signed a non-binding term sheet for a management buyout of Remix by Florin Filote (Remix’s current General Manager) and the Remix management team. Both parties are working toward the closing of this transaction by the end of 2024.
•AI Update: ThredUp launched its suite of AI tools in August. Since its launch last quarter, more than 60% of searches lead to item exploration, and the diversity of search terms have more than doubled. Additionally, TIME Magazine recognized the tech in its 2024 Best Inventions list.
•Shaping Legislation: ThredUp launched the Sales and Use Tax petition in partnership with the circular coalition group American Circular Textiles (ACT) and its members. Through its public policy efforts, ThredUp also helped shape a California-statewide bill (SB707) aiming to minimize landfill disposal and environmental impacts, which was signed and approved in September 2024.
Financial Outlook
For the fourth quarter 2024, ThredUp expects:
•Total revenue in the range of $67.2 million to $69.2 million.
◦U.S. Total revenue in the range of $58.0 million to $60.0 million.
•Gross margin in the range of 72.3% to 73.3%.
◦U.S. Gross margin in the range of 78.5% to 79.5%.
•Adjusted EBITDA loss margin in the range of (4.7)% to (2.7)%.
◦U.S. Adjusted EBITDA margin in the range of 0.0% to 2.0%.

For the full fiscal year 2024, ThredUp expects:
•Total revenue in the range $300 million to $302 million.
◦U.S. Total revenue in the range of $250.8 million to $252.8 million.
•Gross margin in the range of 70.8% to 71.0%.
◦U.S. Gross margin in the range of 79.2% to 79.4%.
•Adjusted EBITDA loss margin in the range of (2.6)% to (2.2)%.
◦U.S. Adjusted EBITDA margin in the range of 1.6% to 2.1%.
ThredUp is not providing a quantitative reconciliation of forward-looking guidance of the Non-GAAP measures above, including Adjusted EBITDA margin, U.S. Total revenue, U.S. Gross Margin and U.S. Adjusted EBITDA margin to their most directly comparable financial measures under GAAP because certain items are out of ThredUp’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, stock-based compensation expense, impairment of long-lived assets, depreciation and amortization, severance and other reorganization costs, interest expense, and provision (benefit) for income taxes. Accordingly, a reconciliation for Adjusted EBITDA loss in order to calculate forward-looking Adjusted EBITDA loss margin is not available without unreasonable effort. However, for the fourth quarter of 2024 and full year 2024, Depreciation and amortization is expected to be $4.6 million and $19.1 million, respectively, and U.S. Depreciation and amortization is expected to be $3.4 million and $14.3 million, respectively. In addition, for the fourth quarter of 2024 and full year 2024, Stock-based compensation expense is expected to be $6.6 million and $27.3 million, respectively, and U.S. Stock-based compensation expense is expected to be $6.0 million and $25.8 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially less than is indicated by the currently estimated Adjusted EBITDA loss margin. In addition, due to the inherent uncertainty of the proposed divestiture of the Remix business, it is not possible without unreasonable efforts to provide a reconciliation for forward-looking U.S. Revenue, U.S. Gross Margin and U.S. Adjusted EBITDA margin.
Conference Call and Webcast Information
•The live and archived webcast and all related earnings materials will be available at ThredUp’s investor relations website: ir.thredup.com/news-events/events-and-presentations.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30, 2024	December 31, 2023
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$43,715	$56,084
Marketable securities	11,581	8,100
Accounts receivable, net	5,717	7,813
Inventory	7,375	15,687
Other current assets	4,977	6,204
Total current assets	73,365	93,888
Operating lease right-of-use assets	44,804	42,118
Property and equipment, net	76,432	87,672
Goodwill	12,121	11,957
Intangible assets	1,995	8,156
Other assets	6,227	6,176
Total assets	$214,944	$249,967
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,125	$9,457
Accrued and other current liabilities	34,170	35,934
Seller payable	19,802	21,495
Operating lease liabilities, current	5,455	5,949
Current portion of long-term debt	3,851	3,838
Total current liabilities	76,403	76,673
Operating lease liabilities, non-current	47,147	44,621
Long-term debt, net of current portion	19,116	22,006
Other non-current liabilities	3,006	2,750
Total liabilities	145,672	146,050
Commitments and contingencies
Stockholders’ equity:
Class A and B common stock, $0.0001 par value; 1,120,000 shares authorized as of September 30, 2024 and December 31, 2023; 113,758 and 108,784 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	11	11
Additional paid-in capital	605,687	585,156
Accumulated other comprehensive loss	(2,272)	(2,375)
Accumulated deficit	(534,154)	(478,875)
Total stockholders’ equity	69,272	103,917
Total liabilities and stockholders’ equity	$214,944	$249,967

ThredUp Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	(in thousands, except per share amounts)
Revenue:
Consignment	$59,850	$57,838	$184,930	$157,732
Product	13,171	24,211	47,434	82,897
Total revenue	73,021	82,049	232,364	240,629
Cost of revenue:
Consignment	11,354	10,131	34,122	28,931
Product	9,687	15,291	34,816	48,246
Total cost of revenue	21,041	25,422	68,938	77,177
Gross profit	51,980	56,627	163,426	163,452
Operating expenses:
Operations, product, and technology	37,190	40,355	117,162	118,473
Marketing	15,299	19,406	44,765	54,919
Sales, general, and administrative	14,545	15,058	47,558	47,147
Impairment of long-lived assets	9,814	—	9,814	—
Total operating expenses	76,848	74,819	219,299	220,539
Operating loss	(24,868)	(18,192)	(55,873)	(57,087)
Interest expense	(629)	(732)	(1,958)	(1,530)
Other income, net	730	845	2,573	2,006
Loss before provision for income taxes	(24,767)	(18,079)	(55,258)	(56,611)
Provision for income taxes	4	3	21	24
Net loss	$(24,771)	$(18,082)	$(55,279)	$(56,635)
Loss per share, basic and diluted	$(0.22)	$(0.17)	$(0.50)	$(0.54)
Weighted-average shares used in computing loss per share, basic and diluted	112,854	105,898	111,054	103,918

ThredUp Inc.
Condensed Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	(in thousands)
Net loss	$(24,771)	$(18,082)	$(55,279)	$(56,635)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	1,187	(1,080)	92	(772)
Unrealized gain on available-for-sale securities	13	152	11	1,065
Total other comprehensive income (loss)	1,200	(928)	103	293
Total comprehensive loss	$(23,571)	$(19,010)	$(55,176)	$(56,342)

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
	(in thousands)
Cash flows from operating activities:
Net loss	$(55,279)	$(56,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	20,687	24,907
Depreciation and amortization	14,497	13,881
Impairment of long-lived assets	9,814	—
Reduction in carrying amount of right-of-use assets	4,551	4,788
Other	(595)	59
Changes in operating assets and liabilities:
Accounts receivable, net	2,103	(1,373)
Inventory	8,305	(873)
Other current and non-current assets	1,769	1,055
Accounts payable	3,121	4,049
Accrued and other current liabilities	(2,129)	(4,331)
Seller payable	(1,711)	5,358
Operating lease liabilities	(5,205)	(5,426)
Other non-current liabilities	(160)	(75)
Net cash used in operating activities	(232)	(14,616)
Cash flows from investing activities:
Purchases of marketable securities	(24,673)	(9,851)
Maturities of marketable securities	21,600	71,979
Purchases of property and equipment	(5,363)	(13,775)
Net cash provided by (used in) investing activities	(8,436)	48,353
Cash flows from financing activities:
Repayment of debt	(3,000)	(3,000)
Proceeds from issuance of stock-based awards	2,070	3,761
Payments of withholding taxes on stock-based awards	(2,995)	(3,744)
Net cash used in financing activities	(3,925)	(2,983)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	121	(230)
Net change in cash, cash equivalents, and restricted cash	(12,472)	30,524
Cash, cash equivalents, and restricted cash, beginning of period	61,469	44,051
Cash, cash equivalents, and restricted cash, end of period	$48,997	$74,575

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Adjusted EBITDA Reconciliation
	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	(in thousands)
Net loss	$(24,771)	$(18,082)	$(55,279)	$(56,635)
Impairment of long-lived assets	9,814	—	9,814	—
Stock-based compensation expense	6,467	7,888	20,687	24,907
Depreciation and amortization	4,699	5,364	14,497	13,881
Severance and other reorganization costs	698	507	3,562	1,058
Interest expense	629	732	1,958	1,530
Provision for income taxes	4	3	21	24
Non-GAAP Adjusted EBITDA loss	$(2,460)	$(3,588)	$(4,740)	$(15,235)
Total revenue	$73,021	$82,049	$232,364	$240,629
Non-GAAP Adjusted EBITDA loss margin	(3.4)%	(4.4)%	(2.0)%	(6.3)%

Free Cash Flow Reconciliation
	Nine Months Ended
	September 30, 2024	September 30, 2023
	(in thousands)
Net cash used in operating activities	$(232)	$(14,616)
Less: Purchases of property and equipment	(5,363)	(13,775)
Non-GAAP free cash flow	$(5,595)	$(28,391)

Investors
ir@thredup.com
Media
media@thredup.com
About ThredUp
ThredUp is transforming resale with technology and a mission to inspire the world to think secondhand first. By making it easy to buy and sell secondhand, ThredUp has become one of the world's largest online resale platforms for apparel, shoes and accessories. Sellers enjoy ThredUp because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers enjoy shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With ThredUp’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. ThredUp has processed over 200 million unique secondhand items from 60,000 brands across 100 categories. By extending the life cycle of clothing, ThredUp is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential”, “looking ahead”, “seeking” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the fourth quarter and full year of 2024; the Company’s intention to exit the European market and to seek strategic alternatives for its European business; statements about future operating results, capital expenditures and other developments in our business, our long term growth and the focus of the Company’s resources and attention in the United States; trends, consumer demand and growth in the global and U.S. online resale markets; the momentum of our business; our investments in technology and infrastructure, including with respect to AI technologies such as AI enabled search features; our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions, investments or reorganization activities, including our intention to reshape ThredUp into an AI-powered resale company; the impact, including on an annualized basis, of our reduction in corporate expenses and headcount; the success and expansion of our RaaS® model and the timing and plans for future RaaS® clients; our ability to attract new Active Buyers and legal and regulatory developments.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to exit our European business and identify and execute a strategic alternative for our European business; our ability to attract new users and convert users into buyers and Active Buyers; our ability to achieve profitability; the sufficiency of our cash, cash equivalents and capital resources to meet our liquidity needs; our ability to effectively manage or sustain our growth and to effectively expand our operations; our ability to continue to generate revenue from new RaaS® offerings as sources of revenue; risks from an intensely competitive market; our ability to effectively deploy new and evolving technologies, such as artificial intelligence and machine learning, in our offerings; risks arising from economic and industry trends, including the effects of foreign currency exchange rate fluctuations, inflationary pressures, increased interest rates, changing consumer habits, climate change and general global economic uncertainty; our ability to comply with applicable laws and regulations; and our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing ThredUp’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect ThredUp's results is included in ThredUp’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Channels for Disclosure of Information
ThredUp intends to announce material information to the public through the ThredUp Investor Relations website ir.thredup.com, SEC filings, press releases, public conference calls, and public webcasts. ThredUp uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information ThredUp posts on social media could be deemed to be material information. As such, ThredUp encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on ThredUp’s investor relations website, and to review the information disclosed through such channels.
Non-GAAP Financial Measures and Other Operating and Business Metrics

This press release and the accompanying tables contain non-GAAP financial measures, including: Adjusted EBITDA loss and Adjusted EBITDA loss margin, free cash flow, U.S. Total revenue, U.S. Gross margin, U.S. Adjusted EBITDA, U.S. Adjusted EBITDA margin and other operating and business metrics. We have included the financial measures for our U.S. business above because we believe they may be helpful to investors to understand our U.S. business in light of the proposed divestiture of the Remix business. In addition to our results determined in accordance with GAAP, we believe that these non-GAAP measures and other operating and business metrics, are useful in evaluating our operating performance and enhancing an overall understanding of our financial position. We use these measures and metrics to evaluate and assess our operating performance, and for internal planning and forecasting purposes. We believe that these non-GAAP measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Our non-GAAP measures and other operating and business metrics are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures and other operating and business metrics used by other companies.
We encourage investors to review our results determined in accordance with GAAP and the accompanying reconciliations for more information.
A reconciliation is provided above for Adjusted EBITDA loss to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA loss as net loss adjusted to exclude, where applicable in a given period, stock-based compensation expense, depreciation and amortization, impairment of long-lived assets, impairment of long-lived assets, severance and other reorganization costs, interest expense, and provision for income taxes. Non-GAAP Adjusted EBITDA loss margin represents Non-GAAP Adjusted EBITDA loss divided by Total revenue for the same period.
A reconciliation is provided above for free cash flow to cash flows from operations, the most directly comparable financial measure stated in accordance with GAAP. We calculate free cash flow as Net cash used in operating activities adjusted to exclude Purchases of property and equipment.
An Active Buyer is a ThredUp buyer who has made at least one purchase in the last twelve months. A ThredUp buyer is a customer who has created an account and purchased in our marketplaces, including through our RaaS® clients, and is identified by a unique email address. A single person could have multiple ThredUp accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplaces, including through our RaaS® clients, in a given period, net of cancellations.